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[PGS LOGO]                                                        [VERITAS LOGO]



                         VERITAS AND PGS AGREE TO MERGE

 $3.5 BILLION COMBINATION CREATES WORLD CLASS GEOPHYSICAL AND PRODUCTION COMPANY


Houston, TX and Oslo, Norway, November 26, 2001 - Petroleum Geo-Services ASA ("PGS") (NYSE: PGO, OSE: PGS) and Veritas DGC Inc. (NYSE & TSE: VTS) today announced that their boards of directors have unanimously approved a definitive agreement to combine the two companies in a merger of equals. The combination will create the second largest company in the geophysical services industry with an equity market capitalization of approximately $1.0 billion and a total enterprise value of approximately $3.5 billion. The transaction is anticipated to be immediately accretive to the combined company's earnings and cash flow per share.

The new company will offer a full range of integrated marine and land geophysical services and floating production operations. Benefits from the merger include:

     o    Leading presence in global marine and land seismic markets
     o Largest, newest and most geographically diverse seismic library with over 400,000 square kilometers of modern 3D data
     o    More flexible, technologically advanced and efficient seismic fleet
     o Owner and operator of four high-tech floating production, storage and offloading (FPSO) vessels
     o Operator of more than 20 production installations in the North Sea, including six floaters
     o    Broader geographic scope in seismic acquisition capabilities
     o Significant leading-edge data-processing, interpretation and reservoir technologies
     o Initial estimated annual cost savings of at least $35 million
     o    More stable and diversified cash flow stream
     o    Improved liquidity and enhanced financial flexibility

In a joint statement, Reidar Michaelsen, Chairman and Chief Executive Officer of PGS, and Dave Robson, Chairman and Chief Executive Officer of Veritas, said, "Growing global demand for reliable seismic data coupled with ongoing consolidation, both among our customers and in our industry, make this an opportune time for this combination. By combining our complementary, high-quality seismic data libraries, we will be uniquely positioned to offer our customers a much broader array of sophisticated 2D, 3D and 4D geophysical data in active and highly prospective areas around the world. Our combination will also create a more versatile marine seismic acquisition fleet that is second to none, with the ability to provide data acquisition services anywhere, at any time."


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"We are excited about the tremendous upside potential this transaction creates for the combined company and its shareholders, customers and employees. The combination of Veritas and PGS will enable us to offer fully integrated services to our customers and will give us the strength, flexibility and resources to compete more effectively and efficiently on a broader global scale. Our combined company will also possess the depth of talent and financial strength to pursue exciting new growth opportunities around the world."

INDUSTRY-LEADING PORTFOLIO

The combined company will boast an industry-leading portfolio including:

     o    400,000 square kilometers of modern 3D data

     o    21 marine seismic crews

     o 83,000 land seismic channels capable of fielding 25 to 30 high-tech 3D crews

     o    4 high-tech, harsh environment FPSO vessels

     o    More than 20 data processing centers

     o    8 data visualization centers

HEADQUARTERS, MANAGEMENT AND BOARD

The combined company will be headquartered in Houston, Texas and will maintain a significant operating presence in Norway. Upon completion of the transaction, Mr. Michaelsen will serve as Chairman and Co-CEO of the combined company, with primary responsibility for the production business. Mr. Robson will become Vice Chairman and Co-CEO of the combined company, with primary responsibility for the geophysical business. The combined company's Board of Directors will be comprised of ten directors, four designated from each of the two companies, including Mr. Robson and Mr. Michaelsen, and two newly appointed unaffiliated directors.

COST SAVINGS

The companies expect to achieve annual pre-tax cost savings of at least $35 million. Savings are expected to come from the elimination of duplicative general and administrative and operating activities, improved operating efficiencies and the optimization of research and development efforts.

TERMS AND CONDITIONS

Under the terms of the agreement, both Veritas and PGS will become wholly-owned subsidiaries of a new holding company incorporated in the Cayman Islands. PGS shareholders who exchange their shares will receive 0.47 shares of the new holding company's common stock for each share of PGS they own. Veritas shareholders will receive one share of the new holding company's common stock for each share of Veritas they own. Based upon the closing stock prices of Veritas and PGS on Friday, November 23, 2001, this represents a value of $7.64 per PGS share, or a 44 percent premium to PGS shares. The transaction is expected to be tax-free to Veritas shareholders. The transaction is expected to be taxable to PGS shareholders; however, PGS expects to apply for tax-exempt treatment for Norwegian shareholders of PGS. At inception, PGS shareholders will own approximately 60 percent of the new holding company and Veritas shareholders will own approximately 40 percent.

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The transaction is conditioned upon, among other things, the approval of a majority of Veritas shareholders, expiration of the Hart-Scott-Rodino waiting period, listing of the new holding company's shares on the NYSE and customary regulatory approvals. The transaction also requires 90 percent of PGS shareholders to exchange their shares for the new holding company's ordinary shares. The companies expect that the transaction can be completed in the second quarter of 2002. The new company also intends to pursue the listing of its shares on the Oslo and Toronto stock exchanges.

Merrill Lynch & Co. and ABG Sundal Collier & Co. acted as financial advisors, and Merrill Lynch provided a fairness opinion to PGS. Baker Botts LLP and Wikborg, Rein & Co. acted as PGS' legal advisors. Evercore Partners Inc. acted as financial advisor and provided a fairness opinion to Veritas and Fulbright & Jaworski LLP and Baker & McKenzie acted as its legal advisors.

ABOUT PGS

Petroleum Geo-Services is a technologically focused oilfield service company principally involved in two businesses: Geophysical Operations and Production Operations. PGS acquires, processes and markets 3D, time-lapse and multi-component seismic data. In its Production Operations, PGS owns four floating, production, storage and offloading (FPSO) systems and operates numerous offshore production facilities for oil and gas companies. FPSOs permit oil and gas companies to produce from offshore fields more quickly and cost-effectively. PGS operates on a worldwide basis from Oslo, Norway and Houston, Texas.

ABOUT VERITAS

Veritas DGC Inc. offers the oil and gas industry a comprehensive suite of integrated geophysical services designed to manage exploration risk and enhance drilling and production success worldwide. These services include seismic data acquisition in all environments, data processing, data visualization, data interpretation, reservoir characterization, and extensive non-exclusive seismic data library surveys worldwide. With over 36 years of operating experience, Veritas is one of the world's leading providers of advanced geophysical technologies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained herein include statements about future financial and operating results of the combined company, including the accretiveness and estimated cost savings of the transaction, the financial position of the combined company after completion of the transaction, and the timing and other benefits of the transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.

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Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which PGS or Veritas expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that PGS' and Veritas' businesses will not be integrated successfully; costs related to the proposed transaction; failure of Veritas stockholders to approve the proposed transaction; failure of a sufficient number of PGS shareholders to exchange their shares for the new holding company's shares; failure of other closing conditions to be satisfied and other economic, business, competitive and/or regulatory factors affecting PGS' and Veritas' businesses generally, including prices of oil and natural gas and expectations about future prices, as set forth in PGS' and Veritas' filings with the SEC, including their Annual Reports on Form 20-F (PGS) or Form 10-K (Veritas) for the year ended 2000, especially in the Management's Discussion and Analysis section, PGS' most recent Reports on Form 6-K and Veritas' most recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. PGS and Veritas are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

In connection with the proposed merger of Veritas and a subsidiary of the new Cayman Islands holding company ("Caymanco"), Veritas and Caymanco will file a proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"), and with respect to the proposed exchange offer for PGS shares, Veritas and Caymanco will file a Tender Offer Statement on Schedule TO, which will include a related prospectus, and PGS will file a Solicitation/ Recommendation Statement on Schedule 14D-9. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these documents (when they are available) and other documents filed by PGS, Veritas and Caymanco with the SEC at the SEC's web site at www.sec.gov. The proxy statement/prospectus, the tender offer statement and solicitation/recommendation statement (when they are available) and these other documents may also be obtained for free from PGS or Veritas by calling PGS at (281) 589-7935, or by calling Veritas at (832) 351-8300.

Veritas and its directors, executive officers and certain other members of its management and employees may be soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Veritas' stockholders in connection with the proposed Veritas merger is set forth in Veritas' proxy statement for its 2001 annual meeting, dated October 29, 2001 and filed with the SEC on October 29, 2001. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.





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ANALYST/INVESTOR TELECONFERENCE

There will be a analyst/investor teleconference call on Tuesday, November 27, 2001 at 9:00 am CST / 10:00 am EST. The call will be webcast on both companies' websites located at www.veritasdgc.com and www.pgs.com.


PGS CONTACTS:
J. Chris Boswell, SVP & CFO
Sam R. Morrow, SVP Finance & Treasurer
Phone: 281-589-7935

Dag W. Reynolds, Director European IR
Phone: +47 67 52 66 00

VERITAS CONTACTS:
Matthew Fitzgerald, SVP, CFO and Treasurer
Rene VandenBrand, VP Business Development
Phone: 832-351-8300

Mindy Ingle, Investor Relations
Phone: 832-351-8821



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